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                                                                     EXHIBIT 5.1


                             FOLEY, HOAG & ELIOT LLP
                             One Post Office Square
                        Boston, Massachusetts 02109-2170
                            Telephone: (617) 832-1000
                            Facsimile: (617) 832-7000
                                  Telex 940693
                               http://www.fhe.com


                                                          May 11, 1999



WHITE PINE SOFTWARE, INC.
542 Amherst Street
Nashua, New Hampshire  03063

Ladies and Gentlemen:

     We have acted as special counsel for White Pine Software, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") relating to the offering of up to 150,000 shares (the "Shares") of the Company's common stock, $.01 par value, by Labtam Communications Pty. Ltd.

     In arriving at the opinion expressed below, we have examined and relied on the Registration Statement, the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, and minutes of meetings and written consents of the Board of Directors of the Company, including a written consent dated as of July 1, 1998. In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such other records, documents and instruments of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

     We express no opinion other than as to the General Corporation Law of the State of Delaware.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement.



                                   Very truly yours,

                                   FOLEY, HOAG & ELIOT LLP


                                   By  /s/ Mark L. Johnson
                                     ---------------------------------
                                     A Partner